Exhibit 99.1

Exhibit 99.1 Alan May PO Box 100 Membership Coordinator Wentworth, August 2010 SD 57075 amay@dakotaethanol.com Office hrs 8:00 am to 5:00 pm [M-F] 605-483-2679 1-605-483-2676 [corn] Receiving/Shipping hours 1-888-539-2676 [corn] 7:30 am to 4:30 pm [M-F] www.dakotaethanol.com Plant Update by General Manager and CEO Scott Mundt As we expected, 2009 proved to be a very challenging year for many businesses based on the overall economy. We have seen margins for ethanol improve throughout 2009 and into 2010. The balance sheet for Dakota Ethanol has improved significantly over the past 12 months as well. The table below compares our long term debt, members’ equity, and working capital for the periods ending June 30, 2010 versus June 30, 2009: June 30, 2010 June 30, 2009 Change Long Term Debt $1.6 M $10.1 M - $8.5 M Member’s Equity $47.2 M $37.8 M + $9.4 M Working Capital $4.6 M $1.3 M + $3.3 M We continue to see ethanol prices correlate to the input feedstock price of corn; this can be expected in a market where the capacity of ethanol production exceeds demand. Margins have been positive allowing us to improve the balance sheet as indicated. We are confident that Dakota Ethanol is well positioned as a low cost producer based on lower than average input cost for corn and our low debt position. We look forward to continued improvement in the economy for the remainder of 2010. We urge each of you to support approval of increased ethanol blending to the E 15 level; the EPA is expected to rule on this proposed change later this year. We also urge everyone to support an extension of the Volumetric Ethanol Excise Tax Credit (VEETC) at the current level of 45 cents per gallon which is set to expire on December 31, 2010. “This newsletter contains forward-looking statements. We undertake no responsibility to update any forward-looking statement. When used, the words “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our SEC filings.”

Ethanol in the News The EPA (Environmental Protection Agency) has again delayed the decision to raise the blend limit of ethanol above the current 10% (E-10 or super unleaded) due to a need for more testing. The need for “more testing”, which will hopefully be completed in November, is prompted in part because the EPA expects to be sued by opponents of E15 and there needs to be plenty of evidence so they (EPA) aren’t successfully sued and overruled by the courts. The EPA expects a lawsuit challenging a higher level of ethanol by environmentalists, small engine manufacturers and the oil industry. There has been some debate over the EPA’s consideration that only 2001 model year vehicles and newer would be approved for blends of ethanol above the current level of 10%. There is bipartisan agreement in Congress that there is a need for the U.S. to reduce its dependence on foreign oil and that the strategy to do that will include biofuels, especially ethanol. We get the impression a favorable decision will eventually be made in the next 6 months or so. Also being debated in Congress is the renewal of VEETC (Volumetric Ethanol Excise Tax Credit). The credit provides 45 cents per gallon to oil and gas refiners for each gallon of ethanol they blend; this incentive is not received by the producers of ethanol unless they are the blender of record. It is hoped that VEETC will be renewed in some form prior to expiration on December 31, 2010. A similar incentive renewal for biodiesel has been unsuccessful after expiring in 2010. The Small Producer Tax Credit is available to ethanol producers that manufacture less than 60 million gallons of ethanol per year. Lake Area Corn Processors, LLC qualifies for a tax credit equaling 10 cents per gallon on the first 15 million gallons of fuel ethanol produced. The maximum incentive is $1.5 million annually. The American Jobs Creation Act of 2004 (P.L. 108-357) modified the Small Ethanol Producer Tax Credit by allowing the $1.5 million credit to be passed-through to farmer owners of ethanol cooperatives like Lake Area Corn Processors, LLC. The Energy Policy Act of 2005 (EPAct 2005, P.L. 109-58) made further modifications to the tax credit. EPAct 2005 amended the definition of a “small ethanol producer” from 30 mgy of ethanol production to 60 mgy of ethanol production. This tax credit is on the books through December 31, 2010. Again, it is hoped that a renewal of The Small Producer Tax Credit will be approved. Above content courtesy of ACE & RFA 2

LACP Capital Units Re-Cap On July 1, 2010, LACP had 1,030 members. The 51,500 capital units effective July 1, 2010 traded from $1.15— $1.11 with an average of $1.142. The volume traded was very small at approximately 1/6th of 1% of outstanding units of 29,620,000. Effective dates for both sales and transfers occur on a quarterly basis; we accept transfer requests and offers to buy or sell daily. You may keep abreast of sale activity and history at www.agstocktrade.com. Please select Lake Area Corn Processors, LLC as the preferred entity. If you have any questions please contact Alan May, Membership Coordinator, or Variable Investment Advisors, Inc. at 1-800-859-3018 or visit their website at www.agstocktrade.com. Annual Meeting 2010 The Lake Area Corn Processors, LLC Annual Meeting was held Tuesday, May 25, 2010 at the Dakota Prairie Playhouse in Madison, SD. Management reports were presented and an election of two Board of Mangers was held with Rick Kasperson being elected to his 2nd three year term and Dave Wolles was elected to his first 3 year term. Ron Lamberty, American Coalition for Ethanol, gave a presentation updating the state of the ethanol industry. The process will begin in December 2010 to find candidates for the 2011 election. If you have any interest and would like more information, or would be willing to serve on a nomination committee, please contact Alan May, Membership Coordinator, at 605-483-2676. The Board of Mangers for 2010-2011 are listed below. Lake Area Corn Processors, LLC Board of Managers Chairman: Ronald Alverson, Chester, SD Vice Chairman: Dale Thompson, Winfred, SD Secretary: Randy Hansen, Wentworth, SD Treasurer: Rick Kasperson, Arlington, SD Brian Woldt, Wentworth, SD Todd Brown, Dell Rapids, SD Dave Wolles, Dell Rapids, SD We want to convey our thanks and appreciation to Douglas Van Duyn for his years of service on The Board of Managers for both Lake Area Corn Processors, LLC and Dakota Ethanol, LLC. United Way Dakota Ethanol held their 8th annual golf tournament and fundraiser on July 29, 2010 at The Madison Country Club. Lake County International donated the Case IH Scout and Dakota Ethanol matched funds through the golf outing that benefits the United Way. Thanks to Lake County International, The United Way, Dale and Marty Thompson, and all others that assisted to make this a successful fund raiser that benefits over 30 local agencies. All monies raised from this event will benefit local non-profit agencies in Lake, Miner and Moody county. The winner of the Case IH Scout was Ryan Hyland. Thanks to all that supported the cause and purchased a raffle ticket for the Case IH Scout. 3

Alverson Receives ACE Award Ron Alverson, LACP Board Chairman, was honored August 4th at the ACE Ethanol Conference in Kansas City with the “Grassroots Award” from the American Coalition for Ethanol (ACE). The strength of ACE and the ethanol industry is possible thanks to the devoted individuals like Ron who often go unnoticed and work behind the scenes advocating ethanol. Ron is more interested in the end result in getting the job done than personal recognition and for this reason was a great recipient of the award. Ron owns and operates RS, Inc., a family grain production farm near Chester, S.D. He is a founding member and past president of the South Dakota Corn Growers Association and has served on the board of Lake Area Corn Processors, LLC since the beginning. Ron also serves on the Dakota Ethanol, LLC Board of Mangers. Ron serves on the American Coalition for Ethanol Board of Directors and was appointed to the ACE Executive Committee in 2010. Dakota Ethanol, LLC Babies Recently we have welcomed 3 new “ethanol babies” at Dakota Ethanol, LLC! Brett and Heidi Schneider welcomed a girl, Presley Julia on July 6, 2010. She joins 2 other siblings. Andrea and Jason Eddy received their first son, Coy, to their family on July 1, 2010. Paul and Amy Geraets welcomed their new son on August 18th. Jeremiah John Paul joins 4 other brothers and sisters. All families and babies are doing well. Congratulations to all the new parents and family members. Commodity Comments What a market. Who would’ve thought that we’d have such a dynamic market? Thank goodness we’ve had the ability to keep chewing through this corn, much of which was not of suitable quality to be exported. Yes, the basis is wide, but how wide would it be if we didn’t have 1/3 of our corn crop being utilized by ethanol? Export demand is picking up considerably for nearly all commodities, which is evident by the cost of shipping our products. The old adage: “demand led markets are slow realizing” has allowed a counter seasonal rally as of late as we’ve seen a record number of longs in the market, however this record length opens the door for a correction should the long bull’s resolve be shaken by a drop in demand or an uptick in crop production... or both. Large areas of Russia have been hit with record dryness with smaller less severe areas of dryness in Northern Argentina. The markets will work, they always do. The market will do its job of balancing demand and production, but it’s hard to predict to what levels given all the market factors at work. Our area has certainly been blessed with good growing conditions and all are looking forward to seeing what this crop has in store for us. Even with some prevent plant and drown out areas, the quality difference from last year will make up a lot of what we may have preventive planted and drowned out. We have been fielding a lot of calls on feed pricing as livestock producers are looking to establish margins on upcoming or recent placements. We are offering both short and long term fixed contracts as well as versus corn modified contracts. When comparing DE to others, be sure to look at the whole picture. The cheapest price isn’t always the best deal when you have to sacrifice consistency, quality, direct to plant ordering/billing and load out time for you or your drivers. These are attributes in which DE does better than most. Thank you for your business. Paul Geraets, Commodities Manager 4